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                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D. C.  20549
                       -------------------------

                               FORM T-1

                        STATEMENT OF ELIGIBILITY
                UNDER THE TRUST INDENTURE ACT OF 1939 OF
               A CORPORATION DESIGNATED TO ACT AS TRUSTEE
              -------------------------------------------
          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
            A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________
                ----------------------------------------

                             CHEMICAL BANK
          (Exact name of trustee as specified in its charter)

 New York                                       13-4994650
 (State of incorporation                  (I.R.S. employer
 if not a national bank)               identification No.)

 270 Park Avenue
 New York, New York                                  10017
 (Address of principal executive offices)       (Zip Code)


                           William H. McDavid
                            General Counsel
                            270 Park Avenue
                        New York, New York 10017
                          Tel:  (212) 270-2611
       (Name, address and telephone number of agent for service)
             ---------------------------------------------
                         WELLS FARGO & COMPANY
          (Exact name of obligor as specified in its charter)



California                                      13-2553920
 (State or other jurisdiction of          (I.R.S. employer
 incorporation or organization)        identification No.)

 444 Market Street
 San Francisco, California                           94163
 (Address of principal executive offices)       (Zip Code)

              -------------------------------------------
                        Senior Debt Securities
                  (Title of the indenture securities)
         -----------------------------------------------------

                                GENERAL

Item 1.  General Information.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

     New York State Banking Department, State House, Albany, New York
12110.

     Board of Governors of the Federal Reserve System, Washington,
D.C., 20551.

     Federal Reserve Bank of New York, District No. 2, 33 Liberty
Street,
     New York, N.Y.

     Federal Deposit Insurance Corporation, Washington, D.C., 20429.


     (b) Whether it is authorized to exercise corporate trust powers.

     Yes.


Item 2.  Affiliations with the Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

Item 16.  List of Exhibits

      List below all exhibits filed as a part of this Statement of Eligibility.

      1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985
 and December 2, 1991 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

      2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

      3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

      4.  A copy of the existing By-Laws of the Trustee (see
Exhibit 4 to Form T-1 filed in connection with Registration
Statement No. 33-84460, which is incorporated by reference).

      5.  Not applicable.

      6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

      7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

      8.  Not applicable.

      9.  Not applicable.

                            SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Chemical Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 20th day of JUNE, 1995.

                           CHEMICAL BANK



                           By T. C. MONAHAN
                              ________________________
                              T. C. Monahan
                              Assistant Vice President

                       Exhibit 7 to Form T-1


                         Bank Call Notice

                      RESERVE DISTRICT NO. 2
                CONSOLIDATED REPORT OF CONDITION OF

                           Chemical Bank
           of 270 Park Avenue, New York, New York 10017
              and Foreign and Domestic Subsidiaries,
              a member of the Federal Reserve System,

            at the close of business March 31, 1995, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                                                Dollar Amounts
                 ASSETS                                          in Millions

Cash and balances due from depository institutions:
   Noninterest-bearing balances and
   currency and coin .................................                $  5,797
   Interest-bearing balances .........................                   5,523
Securities:  .........................................
Held to maturity securities...........................                   6,195
Available for sale securities.........................                  17,785
Federal Funds sold and securities purchased under
   agreements to resell in domestic offices of the
   bank and of its Edge and Agreement subsidiaries,
   and in IBF's:
   Federal funds sold ................................                   2,493
   Securities purchased under agreements to resell ...                      50
Loans and lease financing receivables:
   Loans and leases, net of unearned income ..........  $68,937
   Less: Allowance for loan and lease losses..........    1,898
   Less: Allocated transfer risk reserve .............      113
                                                        _______
   Loans and leases, net of unearned income,
   allowance, and reserve ............................                  66,926
Trading Assets .......................................                  37,294
Premises and fixed assets (including capitalized
   leases)............................................                   1,402
Other real estate owned ..............................                      99
Investments in unconsolidated subsidiaries and
   associated companies...............................                     148
Customer's liability to this bank on acceptances
   outstanding .......................................                   1,051
Intangible assets ....................................                     512
Other assets .........................................                   6,759
                                                                      ________
TOTAL ASSETS .........................................                $149,034
                                                                      ========


                                -4-


                            LIABILITIES


Deposits
  In domestic offices ................................                 $44,882
  Noninterest-bearing ................................  $14,690
  Interest-bearing ...................................   30,192
                                                        _______
  In foreign offices, Edge and Agreement subsidiaries,
  and IBF's ..........................................                  32,537
  Noninterest-bearing ................................  $   146
  Interest-bearing ...................................   32,391
                                                        _______
Federal funds purchased and securities sold under
  agreements to repurchase in domestic offices of
  the bank and of its Edge and Agreement subsidiaries,
  and in IBF's Federal funds purchased ...............                  10,587
  Securities sold under agreements to repurchase .....                   3,083
Demand notes issued to the U.S. Treasury .............                     464
Trading liabilities ..................................                  31,358
Other Borrowed money:
  With original maturity of one year or less .........                   7,527
  With original maturity of more than one year .......                     914
Mortgage indebtedness and obligations under
  capitalized leases .................................                      20
Bank's liability on acceptances executed and
  outstanding ........................................                   1,054
Subordinated notes and debentures .....................                  3,410
Other liabilities .....................................                  5,986

TOTAL LIABILITIES .....................................                141,822
                                                                       _______

                          EQUITY CAPITAL

Common stock ..........................................                    620
Surplus ...............................................                  4,501
Undivided profits and capital reserves ................                  2,558
Net unrealized holding gains (Losses)
on available-for-sale securities ......................                   (476)
Cumulative foreign currency translation adjustments ...                      9

TOTAL EQUITY CAPITAL ..................................                  7,212
                                                                        ______
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
  STOCK AND EQUITY CAPITAL ..........................                 $149,034
                                                                     =========

        I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                       JOSEPH L. SCLAFANI


        We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.


                                 WALTER V. SHIPLEY       )
                                 EDWARD D. MILLER        ) DIRECTORS
                                 WILLIAM B. HARRISON     )



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